UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 16, 2018

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

NACCO Industries, Inc. ("NACCO") held its Annual Meeting of Stockholders on May 16, 2018. Reference is made to the Company's 2018 Proxy Statement filed with the Securities Exchange Commission on March 26, 2018 for more information regarding the Proposals set for below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Proposal 1 - The stockholders elected each of the following eleven nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
J.C. Butler, Jr.	19,882,753	163,828	375,764
John S. Dalrymple, III	19,885,914	160,667	375,764
John P. Jumper	19,745,384	301,197	375,764
Dennis W. LaBarre	19,869,712	176,869	375,764
Timothy K. Light	19,913,103	133,478	375,764
Michael S. Miller	19,878,239	168,342	375,764
Richard de J. Osborne	19,869,413	177,168	375,764
Alfred M. Rankin, Jr.	19,677,582	368,999	375,764
Matthew M. Rankin	19,780,702	265,879	375,764
Britton T. Taplin	18,654,887	1,391,694	375,764
David B. H. Williams	19,820,831	225,750	375,764

Proposal 2 - The stockholders approved the advisory vote to approve the Company's Named Executive Officer Compensation:

For	19,948,682
Against	92,362
Abstain	5,537
Broker Non-Votes	375,764

Proposal 3 - The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of NACCO for 2018:

For	20,397,488
Against	15,712
Abstain	4,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 17, 2018		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Name: Elizabeth I. Loveman
Title: Vice President and Controller